Exhibit 25.3

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

National Banking Association	04-3401714
(Jurisdiction of incorporation of organization if not a U.S. national bank)	(I.R.S. Employer Identification Number)

150 Royall Street, Canton, MA	02021
(Address of principal executive offices)	(Zip Code)

Computershare Trust Company, National Association

Attn: Legal Department

150 Royall Street

Canton, MA 02021

(781) 575-3538

(Name, address and telephone number of agent for service)

WILLIS NORTH AMERICA INC.

(Exact name of obligor as specified in its charter)

Delaware	13-5654526
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

c/o Willis Group Limited The Willis Building 51 Lime Street London EC3M 7DQ, England and Wales 011 44 203 124 6000	Willis Towers Watson Public Limited Company c/o Matthew S. Furman, Esq. General Counsel Brookfield Place 200 Liberty Street, 7th Floor New York, New York 10281 (212) 915-8888
(Address of principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Debt Securities and

Guarantees of Debt Securities

(Title of the indenture securities)

GUARANTORS

Exact Name of Obligor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address of Principal Executive Offices

Willis Towers Watson Sub Holdings Unlimited Company	Ireland	98-1261616	c/o Willis Group Limited The Willis Building 51 Lime Street London EC3M 7DQ, England and Wales

Willis Netherlands Holdings B.V.	Netherlands	98-0644532	c/o Willis Group Limited The Willis Building 51 Lime Street London EC3M 7DQ, England and Wales

Willis Investment UK Holdings Limited	England & Wales	98-0596489	c/o Willis Group Limited The Willis Building 51 Lime Street London EC3M 7DQ, England and Wales

TA I Limited	England & Wales	98-0351629	c/o Willis Group Limited The Willis Building 51 Lime Street London EC3M 7DQ, England and Wales

Willis Towers Watson UK Holdings Limited	England & Wales	98-1348145	c/o Willis Group Limited The Willis Building 51 Lime Street London EC3M 7DQ, England and Wales

Willis Towers Watson Public Limited Company	Ireland	98-0352587	c/o Willis Group Limited The Willis Building 51 Lime Street London EC3M 7DQ, England and Wales

Willis Group Limited	England & Wales	98-0199005	c/o Willis Group Limited The Willis Building 51 Lime Street London EC3M 7DQ, England and Wales

Trinity Acquisition plc	England & Wales	98-0198190	c/o Willis Group Limited The Willis Building 51 Lime Street London EC3M 7DQ, England and Wales

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

340 Madison Avenue, 4th Floor

New York, NY 10017-2613

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with the obligor. If the obligor is an affiliate of the trustee, describe such affiliation.

None.

Item 16. List of exhibits. List below all exhibits filed as a part of this statement of eligibility.

1. A copy of the articles of association of the trustee. (See Exhibit 1 to Form T-1 filed with Registration Statement No. 333-200089).

2. A copy of the certificate of authority of the trustee to commence business. (See Exhibit 2 to Form T-1 filed with Registration Statement No. 333-200089).

3. A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Computershare Trust Company, National Association (See Exhibit 3 to Form T-1 filed with Registration Statement No. 333-261843).

4. A copy of the existing bylaws of the trustee, as now in effect. (See Exhibit 4 to Form T-1 filed with Registration Statement No. 333-200089).

6. The consent of the Trustee required by Section 321(b) of the Act. (See Exhibit 6 to Form T-1 filed with Registration Statement No. 333-261843).

7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Computershare Trust Company, National Association, a national banking association, organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Minneapolis, and State of Minnesota, on the 28th day of February, 2022.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

By:	/s/ Erik R. Starkman
Name: Erik R. Starkman Title: Assistant Vice President

EXHIBIT 7

Consolidated Report of Condition of

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

150 Royall Street, Canton, MA 02021

at the close of business December 31, 2021.

Dollar Amounts In Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	-0-
Interest-bearing balances	-0-
Securities:
Held-to-maturity securities	-0-
Available-for-sale securities	224,842
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	-0-
Securities purchased under agreements to resell	-0-
Loans and lease financing receivables:
Loans and leases held for sale	-0-
Loans and leases, net of unearned income	-0-
LESS: Allowance for loan and lease losses	-0-
Loans and leases, net of unearned income and allowance	-0-
Trading assets	-0-
Premises and fixed assets (including capitalized leases)	25,436
Other real estate owned	-0-
Investments in unconsolidated subsidiaries and associated companies	-0-
Direct and indirect investments in real estate ventures	-0-
Intangible assets:
Goodwill	738,825
Other intangible assets	-0-
Other assets	52,684

Total assets	1,041,787

LIABILITIES
Deposits:
In domestic offices	-0-
Noninterest-bearing	-0-
Interest-bearing	-0-
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	-0-
Securities sold under agreements to repurchase	-0-
Trading liabilities	-0-
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	-0-
Not applicable
Not applicable
Subordinated notes and debentures	-0-
Other liabilities	178,811

Total liabilities	178,811

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	500
Surplus (exclude all surplus related to preferred stock)	827,224
Retained earnings	35,252
Accumulated other comprehensive income	-0-
Other equity capital components	-0-
Total bank equity capital	862,976
Noncontrolling (minority) interests in consolidated subsidiaries	-0-
Total equity capital	862,976

Total liabilities and equity capital	1,041,787

I, Robert G. Marshall, Assistant Controller of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Robert G. Marshall

Robert G. Marshall

Assistant Controller